Exhibit 99.2

CERTIFICATE OF SECRETARY

OF

DNP SELECT INCOME FUND INC.

DTF TAX-FREE INCOME INC.

DUFF & PHELPS UTILITY AND CORPORATE BOND TRUST INC.

(each, the “Fund”)

The undersigned, T. Brooks Beittel, being the Secretary of each Fund, each a Maryland corporation, hereby certifies that attached hereto is a true and correct copy of resolutions adopted by the Board of Directors of each Fund on August 13, 2009.

IN WITNESS WHEREOF, I have hereunto set my hand this 8th day of December, 2009.

By:	/s/ T. Brooks Beittel
Name:	T. Brooks Beittel
Title:	Secretary

Excerpt from Minutes of the August 13, 2009 Joint Meeting of the Board of Directors of DNP Select Income Fund Inc., DTF Tax-Free Income Inc. and Duff & Phelps Utility and Corporate Bond Trust Inc.

Upon a motion duly made, seconded and unanimously carried, the Board unanimously adopted the following resolutions for DNP, DTF and DUC:

RESOLVED, that the renewal of the Funds’ fidelity bond coverage, jointly with the Adviser and other funds advised by the Adviser (the “Joint Fidelity Bond”), in an aggregate coverage amount equal to at least 120% of the aggregate of the minimum required coverages for each fund insured thereunder, is hereby approved, with due consideration having been given to all relevant factors including, but not limited to, the value of the aggregate assets of the Funds to which any covered person may have access, the type and terms of the arrangements made for the custody and safekeeping of such assets and the nature of the securities named in the Funds’ portfolios;

FURTHER RESOLVED, that the allocation to the Funds of a portion of the premium for the Joint Fidelity Bond in accordance with the following formula: 50% to the individual funds (allocated based on gross assets at August 31, 2009), 24% to the investment advisers, and 25% to VP Distributors, Inc., and 1% to Virtus Partners, Inc. – is hereby approved, with due consideration having been given to all relevant factors including, but not limited to, the number of the other parties named as insured, the nature of the business activities of such other parties, the amount of the joint insured bond, and the amount of the premium for such bond, the ratable allocation of the premium among all parties named as insureds, and the fact that the share of the premium allocated to each Fund is less than the premium the Fund would have had to pay if it had provided and maintained a single insured bond;

FURTHER RESOLVED, that the renewal of the Joint Insured Bond Agreement is hereby approved as being in the best interests of each Fund and its shareholders;

FURTHER RESOLVED, that the Secretary of the Funds is designated as the officer responsible for making or causing to be made, on behalf of each Fund, any filings and giving any notices required by Rule 17g-1 under the 1940 Act with respect to the Joint Fidelity Bond and Joint Insured Bond Agreement;

CERTIFICATE OF SECRETARY

OF

VIRUS EQUITY TRUST

VIRTUS INSTITUTIONAL TRUST

VIRTUS OPPORTUNITIES TRUST

(each, a “Trust”)

The undersigned, Kevin J. Carr, being the Vice President, Chief Legal Officer, Counsel and Secretary of each Trust, a Delaware statutory trust, hereby certifies that attached hereto is a true and correct copy of resolutions adopted by the Board of Trustees of each Trust on August 19, 2009.

IN WITNESS WHEREOF, I have hereunto set my hand this 25th day of November, 2009.

By:	/s/ Kevin J. Carr
Name:	Kevin J. Carr
Title:	Vice President, Chief Legal Officer, Counsel and Secretary

RESOLVED:	That, due consideration having been given to the value of the aggregate assets of the Fund to which any officer or employee of the Funds may have access, the type and terms of the arrangements made for the custody and safekeeping of such assets, and the nature of the securities in the Fund, it is hereby determined that a joint Investment Company Blanket Bond in an amount as presented to the Meeting will adequately protect the Funds against larceny and embezzlement by any officer or employee of the Funds, and is in the best interests of the Funds and shareholders, and is hereby approved;

FURTHER
RESOLVED:	That due consideration having been given to the amount of the Investment Company Blanket Bond, the coverage of investment advisers, the distributor of the Funds in addition to the parent company of the Funds and Virtus Partners, Inc., and the nature of the activities of such additional insureds, it is hereby determined that an allocation of the aggregate premiums to the Virtus Mutual Funds, on the basis of their aggregate assets as presented to the meeting is fair and reasonable;

FURTHER
RESOLVED:	That the Joint Insured Bond Agreement between the Funds and the other affiliated closed-end funds, their affiliated adviser and subadvisers, VP Distributors, Inc., Virtus Investment Partners, Inc. and Virtus Partners, Inc. is hereby approved; and

FURTHER
RESOLVED:	That the officers of the Funds be, and they hereby are, authorized to acquiesce in the inclusion of other parties to the Investment Company Blanket Bond and the addition of parties to the Joint Insured Bond Agreement, from time to time, in each case upon the advice of counsel and without further approval, provided however, that in the case of the Investment Company Blanket Bond, the minimum coverage for each fund insured by such bond be, in the aggregate, not less than 125% of the required amount.

CERTIFICATE OF SECRETARY

OF

VIRTUS INSIGHT TRUST

(the “Trust”)

The undersigned, Kevin J. Carr, being the Vice President, Chief Legal Officer, Counsel and Secretary of the Trust, a Massachusetts business trust, hereby certifies that attached hereto is a true and correct copy of resolutions adopted by the Board of Trustees of the Trust on August 19, 2009.

IN WITNESS WHEREOF, I have hereunto set my hand this 25th day of November, 2009.

By:	/s/ Kevin J. Carr
Name:	Kevin J. Carr
Title:	Vice President, Chief Legal Officer, Counsel and Secretary

RESOLVED:	That, due consideration having been given to the value of the aggregate assets of the Fund to which any officer or employee of the Funds may have access, the type and terms of the arrangements made for the custody and safekeeping of such assets, and the nature of the securities in the Fund, it is hereby determined that a joint Investment Company Blanket Bond in an amount as presented to the Meeting will adequately protect the Funds against larceny and embezzlement by any officer or employee of the Funds, and is in the best interests of the Funds and shareholders, and is hereby approved;

FURTHER
RESOLVED:	That due consideration having been given to the amount of the Investment Company Blanket Bond, the coverage of investment advisers, the distributor of the Funds in addition to the parent company of the Funds and Virtus Partners, Inc., and the nature of the activities of such additional insureds, it is hereby determined that an allocation of the aggregate premiums to the Virtus Mutual Funds, on the basis of their aggregate assets as presented to the meeting is fair and reasonable;

FURTHER
RESOLVED:	That the Joint Insured Bond Agreement between the Funds and the other affiliated closed-end funds, their affiliated adviser and subadvisers, VP Distributors, Inc., Virtus Investment Partners, Inc. and Virtus Partners, Inc. is hereby approved; and

FURTHER
RESOLVED:	That the officers of the Funds be, and they hereby are, authorized to acquiesce in the inclusion of other parties to the Investment Company Blanket Bond and the addition of parties to the Joint Insured Bond Agreement, from time to time, in each case upon the advice of counsel and without further approval, provided however, that in the case of the Investment Company Blanket Bond, the minimum coverage for each fund insured by such bond be, in the aggregate, not less than 125% of the required amount.